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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


                            FIRST TIER SUBSIDIARIES
                            -----------------------

NAME                                             STATE OF ORGANIZATION
----                                             ---------------------
The Westborough Bank                             Massachusetts


                            SECOND TIER SUBSIDIARIES
                            ------------------------

NAME                                             STATE OF ORGANIZATION
----                                             ---------------------

Eli Whitney Security Corporation                 Massachusetts

One Hundredth Security Corporation               Massachusetts

The Hundredth Corporation                        Massachusetts